CONSENT OF CARPENTER & ONORATO, P.C., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1997, with respect to the consolidated financial statements of Extended Family Care Corporation included in this Proxy Statement for Star Multi Care Services, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Star Multi Care Services, Inc.



                                            /S/ CARPENTER & ONORATO, P.C.
                                            CARPENTER & ONORATO, P.C.


Garden City, New York
July 23, 1997